Exhibit 99.2

Form of Proxy for Holders of Inergy Holdings, L.P. Common Units

Dear Unitholder:

Your vote is important and we encourage you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours a day, 7 days a week.

•	To submit your proxy electronically via the Internet, go to the website: and follow the prompts. You must use the control number printed in the box on the reverse side of this card.

•	To submit your proxy by telephone, you need to use a touch-tone telephone and use the control number printed in the box on the reverse side of this card.

Also, if you need technical assistance in voting, please call                          toll free at x-xxx-xxx-xxxx (xxxx). Unitholders calling from outside the U.S. and Canada can call collect at x-xxx-xxx-xxxx.

Your vote is important. Thank you for voting.

Proxy card must be signed and dated on the reverse side.

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF INERGY HOLDINGS, L.P. RECOMMENDS

A VOTE IN FAVOR OF ALL PROPOSALS

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF INERGY HOLDINGS GP, LLC

PROXY

INERGY HOLDINGS, L.P.

TWO BRUSH CREEK BOULEVARD, SUITE 200

KANSAS CITY, MISSOURI 64112

The undersigned unitholder(s) of Inergy Holdings, L.P. (“Holdings”), having duly received the Notice of Special Meeting of Holdings Unitholders and the Proxy Statement/Prospectus dated                         , 2010, hereby appoint(s)                          and                          each or any of them, with full power of substitution and revocation, as proxies to represent the undersigned and to vote, as designated, and otherwise act in such proxyholder’s sole discretion as to any other matter properly raised in respect of all common units of Holdings which the undersigned may be entitled to vote at the Special Meeting of Unitholders of Holdings to be held on                         , 2010, at                          local time at the principal executive offices of Holdings located at Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112, and at any and all adjournments or postponements thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side or in such proxyholder’s sole discretion as to any other matter that may properly come before the Special Meeting.

THIS PROXY IS CONTINUED ON THE OTHER SIDE

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE,

WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

INERGY HOLDINGS, L.P.

TWO BRUSH CREEK BOULEVARD

SUITE 200

KANSAS CITY, MISSOURI 64112

SUBMIT YOUR PROXY BY INTERNET –

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions on your screen to obtain your records and to create an electronic voting instruction form. You will incur only your normal internet charges.

SUBMIT YOUR PROXY BY TELEPHONE – X-XXX-XXX-XXXX

Use any touch-tone telephone to transmit your voting instructions toll-free up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the prerecorded instructions.

SUBMIT YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope to             . Your proxy card must be received by the day before the meeting date to be counted in the final tabulation.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF INERGY HOLDINGS, L.P. RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2	For	Against	Abstain

1. To consider and vote upon the approval of the First Amended and Restated Agreement and Plan of Merger by and among Inergy, L.P. (“Inergy”), Inergy GP, LLC, the managing general partner of Inergy, Holdings, Inergy Holdings GP, LLC, the general partner of Holdings (“Holdings GP”), NRGP Limited Partner, LLC, a wholly owned subsidiary of Holdings GP (“New NRGP LP”), and NRGP MS, LLC, a wholly owned subsidiary of Holdings GP (“MergerCo”), dated as of September 3, 2010, as such agreement may be amended from time to time, pursuant to which, among other things, MergerCo will merge with and into Holdings, the separate existence of MergerCo will cease and Holdings will survive and continue to exist as a Delaware limited partnership, such that immediately following consummation of the merger, Holdings GP will continue to be the sole general partner of Holdings, and Holdings GP and New NRGP LP will remain as the only holders of limited partner interests in Holdings.

	☐	☐	☐

2. To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.	☐	☐	☐

This Proxy is revocable and, when properly executed, will be voted in the manner directed herein by the undersigned unitholder. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion. If no direction is made, this Proxy will be voted FOR all of the above items and in the discretion of the person named in this proxy for all other matters that properly come before the meeting.

Please sign exactly as your name appears hereon. Jointly owned units will be voted as directed if one owner signs unless another owner instructs the contrary, in which case the units will not be voted. If signing in a representative capacity, please indicate title and authority.

Signature PLEASE SIGN WITHIN BOX	Date

Signature (Joint Owners)	Date